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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 19, 2002

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                            PARK PHARMACY CORPORATION
             (Exact name of registrant as specified in its charter)

               COLORADO                                    000-15379                          84-1029701
(State or other jurisdiction of incorporation       (Commission File Number)      (I.R.S. Employer Identification No.)
            or organization)


                10711 PRESTON ROAD, SUITE 250                                           75230
                           DALLAS, TEXAS                                              (Zip code)
              (Address of principal executive offices)

        Registrant's telephone number, including area code: 972-860-0200

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ITEM 5. Other Events and Regulation FD Disclosure.

         On or about September 13, 2002, Park Pharmacy Corporation (the
"Company") received a notice of default from Bank of Texas N.A. (the "Secured
Lender") under the Company's revolving line of credit and term loan as a result of the Company's failure to make principal and interest payments in the aggregate amount of $130,396.72 on August 31, 2002. The Company's line of credit and term loan with the Secured Lender is secured by substantially all of the Company's assets. The Company will attempt to refinance or restructure this indebtedness in the approximate aggregate amount of $5.7 million with the Secured Lender or another lender. To the extent that the Company is not able to refinance or restructure such indebtedness and the Secured Lender pursues its available remedies against the Company, the Company may be forced to seek protection by filing for bankruptcy.

ITEM 7. Financial Statements and Exhibits.

         (c)      Exhibits.

                      Exhibit No.   Description
                      -----------   -----------
                           99       Press Release issued on September 19, 2002.


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         The exhibit shall be furnished in accordance with the provisions of
Item 601 of Regulation S-K (Section 229.601 of this chapter).

                                    SIGNATURE

         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PARK PHARMACY CORPORATION

                                         Date: September 19, 2002

                                         /s/ CRAIG MACKEY
                                         ---------------------------------------
                                         Craig Mackey,
                                         President and Chief Operating Officer

77911-1


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                               INDEX TO EXHIBITS

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
       EXHIBIT
       NUMBER       DESCRIPTION
       -------      -----------
         99         Press Release issued on September 19, 2002.